CINCINNATI FINANCIAL CORPORATION Investor Contact: Dennis E. McDaniel, 513-870-2768 CINF-IR@cinfin.com Media Contact: Joan O. Shevchik, 513-603-5323 Media_Inquiries@cinfin.com

Cincinnati Financial Reports First-Quarter 2011 Results

Cincinnati, April 27, 2011 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•	First-quarter 2011 net income of $62 million, or 38 cents per share, compared with $68 million, or 42 cents per share, in 2010.
•	Operating income* of $55 million, or 33 cents per share, compared with $63 million, or 39 cents per share.
•
$6 million decrease in first-quarter 2011 net income was driven by a $7 million after-tax decrease in the contribution from property casualty underwriting operations. The after-tax effect of property casualty catastrophe losses, mostly weather-related, was $17 million higher in the first quarter of 2011 compared with the same period of 2010.

•	$31.40 book value per share at March 31, 2011, up 2 percent from December 31, 2010.
•	2.9 percent value creation ratio for the first quarter of 2011, compared with 3.4 percent for the 2010 first quarter.

Financial Highlights
(Dollars in millions except share data)	Three months ended March 31,
	2011	2010	Change %
Revenue Highlights
Earned premiums	$782	$746	5
Investment income, pre-tax	131	130	1
Total revenues	929	887	5
Income Statement Data
Net income	$62	$68	(9)
Net realized investment gains and losses	7	5	40
Operating income*	$55	$63	(13)
Per Share Data (diluted)
Net income	$0.38	$0.42	(10)
Net realized investment gains and losses	0.05	0.03	67
Operating income*	$0.33	$0.39	(15)

Book value	$31.40	$29.86	5
Cash dividend declared	$0.40	$0.395	1
Diluted weighted average shares outstanding	163,669,998	163,310,451	0

Insurance Operations First-Quarter Highlights
•	103.9 percent first-quarter 2011 property casualty combined ratio, up from 102.6 percent for the first quarter of 2010.
•	3 percent growth in property casualty net written premiums, which included personal lines segment growth of 12 percent.
•
$102 million first-quarter 2011 property casualty new business written by agencies, up $10 million from first-quarter 2010. $8 million of the increase was standard market business contributed by agencies appointed since the beginning of 2010.

•	4 cents per share contribution from life insurance to first-quarter operating income, down 1 cent from first-quarter 2010.

Investment and Balance Sheet Highlights
•	1 percent first-quarter 2011 growth in pre-tax investment income as higher dividends offset lower interest income that reflected continued depressed yields in the bond market.
•	2 percent sequential-quarter increase in fair value of invested assets plus cash at March 31, 2011, including equity portfolio growth of 2 percent and bond portfolio growth of 2 percent.
•	$1.126 billion parent company cash and marketable securities at March 31, 2011, up 8 percent from year-end.

*
The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 11 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles.

**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement (see Page 8).

CINF 1Q11 Earnings Release	1

Strong Investment Performance

Kenneth W. Stecher, president and chief executive officer, commented, “Cincinnati Financial increased our book value, invested assets, unrealized gains, and the surplus of our insurance companies during the first quarter of 2011. A higher mix of equities compared with most of our peers in the insurance industry gives our portfolio more opportunity to hold its market value when interest rates rise and reduce bond values. Unrealized gains for our investment portfolio increased over 10 percent with the equity security portion increasing over 15 percent.

“Another advantage of our equity portfolio is the dividend income it generates. Our pre-tax dividend income rose 8 percent for the first quarter, offsetting lower interest income from bonds and allowing us to increase total investment income by 1 percent.”

Mixed Property Casualty Underwriting Performance

Stecher noted, “Growth of our property casualty insurance business was satisfactory in the first quarter, with a 3 percent increase in net written premiums. Underwriting was unprofitable, leading to lower earnings. Losses from natural catastrophes were at the second highest level for a first quarter in at least a dozen years. These claims are opportunities to prove the value of our policies and claims service – and to grow our business over time. While catastrophes cause volatility of earnings in the property casualty insurance industry, investors, agents and policyholders can rely on Cincinnati Financial to maintain consistency in estimating loss reserves. During the first quarter, we increased property casualty net loss and loss expense reserves over 1 percent, nearly $50 million, from year-end 2010.

“Of the seven first-quarter 2011 storms across our operating territory, the largest was a $13 million event in late February that affected our policyholders in several Midwest states. In total, catastrophes accounted for 5.5 percentage points of our 103.9 percent first-quarter combined ratio, including approximately 1 percentage point for catastrophe losses we assumed under a reinsurance agreement for the earthquake in Japan.

“Earned premiums and new business written premiums rose in each of our property casualty segments as growth initiatives continued. While we are seeing signs of marketplace improvement, our commercial lines pricing continues to decline in the low single digits, and we continue to walk away from underpriced business. A modest increase in commercial lines renewal written premiums reflected improving exposure levels as many businesses we insure continued to recover. Rates continued to firm for personal lines, where our net written premiums and new business written premiums rose at double-digit rates; and pricing is starting to firm for excess and surplus lines, where net written premiums rose over 30 percent and new business rose more than 10 percent. Earned premiums for our largest life insurance product, term life insurance, also grew almost 10 percent.

“Along with better market conditions, we believe improved pricing precision is our most effective strategy to improve profitability. We are using predictive data to develop and refine pricing and underwriting tools that seek to determine an appropriate price for each risk, higher or lower depending on measurable risk characteristics. These tools have been implemented for our major personal lines and workers’ compensation policies, and we now are piloting modeled pricing for the coverages in our commercial insurance packages including property, general liability and business auto.”

Responsiveness to Our Independent Agency Customers

“Our agents continue to give us opportunities to quote and write their best accounts, selling the value of a Cincinnati policy even when other quotes may be less. In turn, we are responding to their needs. They need efficiency and speed to serve their clients, so we continue to improve our processing systems and streamline our workflows. They need a strong Cincinnati field staff, so we continue to add loss control associates and to split marketing territories, increasing service for policyholders and support for agents in areas with high growth potential. They need outstanding claims service, so we continue to add staff expertise through field specialists and headquarters services. They need training resources to get new producers started and to assure the continuity and succession of their business and ours, so we continue to expand our agent curriculums.

Stecher concluded, “This past Monday, our board announced several leadership changes that provide for succession and assure continuity for our organization. As chairman, I’ll miss the daily experiences driving our key initiatives and working directly with the people whose contributions are making us a stronger competitor. Over the past three years, we have put in place a strong foundation and a vision of our future. Our next president and CEO, Steve Johnston, is uniquely qualified to take the lead in the next phase, where we will increase growth and profitability by further advancing our new technology and analytics capabilities. At the same time, Steve and his team will rededicate themselves to enhancing our proven advantages of solid agency relationships, superior claims service and exceptional financial strength.”

CINF 1Q11 Earnings Release	2

Consolidated Property Casualty Insurance Operations
(Dollars in millions)	Three months ended March 31,
	2011	2010	Change %

Earned premiums	$745	$708	5
Fee revenues	1	1	0
Total revenues	746	709	5

Loss and loss expenses	530	475	12
Underwriting expenses	245	252	(3)
Underwriting loss	$(29)	$(18)	(61)

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	71.1%	67.0%	4.1
Underwriting expenses	32.8	35.6	(2.8)
Combined ratio	103.9%	102.6%	1.3

			Change %
Agency renewal written premiums	$708	$682	4
Agency new business written premiums	102	92	11
Other written premiums	(31)	(18)	(72)
Net written premiums	$779	$756	3

Loss and loss expense ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	73.3%	69.5%	3.8
Current accident year catastrophe losses	5.7	3.1	2.6
Prior accident years before catastrophe losses	(7.7)	(4.6)	(3.1)
Prior accident years catastrophe losses	(0.2)	(1.0)	0.8
Total loss and loss expenses	71.1%	67.0%	4.1

Current accident year combined ratio before catastrophe losses	106.1%	105.1%	1.0

•
$23 million or 3 percent increase in first-quarter 2011 property casualty net written premiums. Growth largely reflected targeted growth initiatives including $18 million from personal lines and $5 million from excess and surplus lines.

•
$10 million increase to $102 million new business written by agencies in the first quarter of 2011 reflected the contribution from growth initiatives in recent years. $8 million of the increase was from standard market property casualty new business produced by agencies appointed since the beginning of 2010.

•
1,263 agency relationships in 1,569 reporting locations marketing our standard market property casualty insurance products at March 31, 2011, compared with 1,245 agency relationships in 1,544 reporting locations at year-end 2010. Forty new agencies were appointed during the first three months of 2011.

•	1.3 percentage-point higher first-quarter combined ratio, driven primarily by a $26 million pretax increase in losses from natural catastrophe events, mostly weather-related.
•	Underwriting results benefited from favorable prior accident year reserve development of $58 million for the first quarter, compared with $39 million for the same period of 2010.
•
The lower first-quarter 2011 underwriting expense ratio reflected expense management efforts and higher earned premiums, compared with the first-quarter 2010 ratio, which also included an increase to provisions for commitments and contingent liabilities.

The following table shows incurred catastrophe losses for the first quarters of 2011 and 2010.

(In millions, net of reinsurance)			Three months ended March 31,
					Excess
			Commercial	Personal	and surplus
Dates	Cause of loss	Region	lines	lines	lines	Total
2011
Jan. 31 - Feb 3	Flood, freezing, ice, snow, wind	South, Midwest	$5	$5	$-	$10
Feb. 27 - 28	Flood, hail, tornado, wind	Midwest	5	8	-	13
Mar. 11	Earthquake	Japan	8	-	-	8
All other 2011 catastrophes			5	6	-	11
Development on 2010 and prior catastrophes			4	(5)	-	(1)
Calendar year incurred total			$27	$14	$-	$41

2010
Jan. 7	Freezing, wind	South, Midwest	$4	$2	$-	$6
Feb. 4	Ice, snow, wind	East, Midwest	4	1	-	5
Feb. 9	Ice, snow, wind	East, Midwest	6	2	-	8
All other 2010 catastrophes			2	1	-	3
Development on 2009 and prior catastrophes			(6)	(1)	-	(7)
Calendar year incurred total			$10	$5	$-	$15

CINF 1Q11 Earnings Release	3

Insurance Operations Highlights
Commercial Lines Insurance Operations
(Dollars in millions)	Three months ended March 31,
	2011	2010	Change %

Earned premiums	$540	$523	3
Fee revenues	1	1	0
Total revenues	541	524	3

Loss and loss expenses	374	353	6
Underwriting expenses	188	181	4
Underwriting loss	$(21)	$(10)	(110)

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	69.2%	67.4%	1.8
Underwriting expenses	34.8	34.7	0.1
Combined ratio	104.0%	102.1%	1.9

			Change %
Agency renewal written premiums	$542	$533	2
Agency new business written premiums	71	66	8
Other written premiums	(25)	(11)	(127)
Net written premiums	$588	$588	0

Loss and loss expense ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	74.5%	71.1%	3.4
Current accident year catastrophe losses	4.3	3.0	1.3
Prior accident years before catastrophe losses	(10.2)	(5.5)	(4.7)
Prior accident years catastrophe losses	0.6	(1.2)	1.8
Total loss and loss expenses	69.2%	67.4%	1.8

Current accident year combined ratio before catastrophe losses	109.3%	105.8%	3.5

•
No change in first-quarter commercial lines net written premiums as recorded increases in renewal and new business written premiums were offset by an adjustment for estimated premiums of policies in effect but not yet processed.

•
$9 million or 2 percent increase in renewal written premiums largely reflected the effects of improving economic conditions on insured exposure levels, partially offset by a low-single-digit average pricing decline for the first quarter of 2011 that was similar to the full-year 2010 average pricing decline.

•	$5 million increase to $71 million in first-quarter 2011 new business premiums, in line with the first-quarter average of $71 million for 2008 and 2009.
•
104.0 percent first-quarter 2011 combined ratio was 1.9 percentage points higher, driven by a 3.1 point increase in catastrophe losses that included 1.5 points from assumed reinsurance losses related to the Japan earthquake event.

•	74.5 percent ratio for current accident year losses and loss expenses before catastrophes matched 74.5 percent for full-year 2010.

CINF 1Q11 Earnings Release	4

Personal Lines Insurance Operations
(Dollars in millions)	Three months ended March 31,
	2011	2010	Change %

Earned premiums	$190	$174	9
Fee revenues	-	-	nm
Total revenues	190	174	9

Loss and loss expenses	141	112	26
Underwriting expenses	52	67	(22)
Underwriting loss	$(3)	$(5)	40

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	74.1%	64.4%	9.7
Underwriting expenses	27.3	38.1	(10.8)
Combined ratio	101.4%	102.5%	(1.1)

			Change %
Agency renewal written premiums	$156	$143	9
Agency new business written premiums	22	18	22
Other written premiums	(5)	(6)	17
Net written premiums	$173	$155	12

Loss and loss expense ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	67.9%	63.7%	4.2
Current accident year catastrophe losses	10.0	3.3	6.7
Prior accident years before catastrophe losses	(1.2)	(2.3)	1.1
Prior accident years catastrophe losses	(2.6)	(0.3)	(2.3)
Total loss and loss expenses	74.1%	64.4%	9.7

Current accident year combined ratio before catastrophe losses	95.2%	101.8%	(6.6)

•	$18 million or 12 percent growth in first-quarter 2011 personal lines net written premiums, largely driven by higher renewal and new business written premiums that reflected improved pricing.
•
1.1 percentage-point improvement in first-quarter 2011 combined ratio primarily due to a 10.8 point reduction in the underwriting expense ratio that offset a 4.7 point increase in large losses and a 4.4 point rise in weather-related catastrophe losses.

•	67.9 percent ratio for current accident year losses and loss expenses before catastrophes was a 2.5 percentage-point improvement over full-year 2010, largely reflecting improved pricing.
•
10.8 percentage-point improvement in the underwriting expense ratio was primarily due to first-quarter 2010 provisions for commitments and contingent liabilities in addition to lower agency profit-sharing expenses.

CINF 1Q11 Earnings Release	5

Excess and Surplus Lines Insurance Operations
(Dollars in millions)	Three months ended March 31,
	2011	2010	Change %

Earned premiums	$15	$11	36

Loss and loss expenses	15	10	50
Underwriting expenses	5	4	25
Underwriting loss	$(5)	$(3)	(67)

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	102.7%	91.4%	11.3
Underwriting expenses	30.3	35.7	(5.4)
Combined ratio	133.0%	127.1%	5.9

			Change %
Agency renewal written premiums	$10	$6	67
Agency new business written premiums	9	8	13
Other written premiums	(1)	(1)	0
Net written premiums	$18	$13	38

Loss and loss expense ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	98.8%	88.0%	10.8
Current accident year catastrophe losses	1.7	0.0	1.7
Prior accident years before catastrophe losses	1.1	3.6	(2.5)
Prior accident years catastrophe losses	1.1	(0.2)	1.3
Total loss and loss expenses	102.7%	91.4%	11.3

Current accident year combined ratio before catastrophe losses	129.1%	123.7%	5.4

•
$5 million or 38 percent growth in first-quarter 2011 excess and surplus lines net written premiums, largely driven by the initial opportunity to renew many accounts for the first time, in addition to $1 million growth in new business written.

•	5.9 percentage-point rise in first-quarter combined ratio primarily due to new large losses greater than $250,000 and reserves for estimated losses incurred but not reported (IBNR).

Life Insurance Operations
(In millions)	Three months ended March 31,
	2011	2010	Change %

Term life insurance	$25	$23	9
Universal life insurance	5	9	(44)
Other life insurance, annuity, and disability income products	7	7	0
Earned premiums	37	39	(5)
Investment income, net of expenses	33	32	3
Other income	1	-	nm
Total revenues, excluding realized investment gains and losses	71	71	0
Contract holders benefits	45	42	7
Underwriting expenses	16	16	0
Total benefits and expenses	61	58	5
Net income before income tax and realized investment gains and losses	10	13	(23)
Income tax	3	5	(40)
Net income before realized investment gains and losses	$7	$8	(13)

•
$2 million or 5 percent decrease in first-quarter 2011 earned premiums, as lower universal life premiums offset 9 percent growth for term life insurance, our largest life insurance product line. Face amount of life policies in force rose 1 percent to $75.026 billion at March 31, 2011, from $74.124 billion at year-end 2010.

•
$60 million in first-quarter 2011 fixed annuity deposits received compared with $65 million in first quarter 2010 and $201 million in full-year 2010. Cincinnati Life does not offer variable or indexed products.

•	$1 million decline in first-quarter 2011 profit was primarily due to less favorable mortality experience.
•	$8 million or 1 percent first-quarter 2011 growth to $756 million in GAAP shareholders’ equity for The Cincinnati Life Insurance Company.

CINF 1Q11 Earnings Release	6

Investment and Balance Sheet Highlights

Investment Operations
(In millions)	Three months ended March 31,
	2011	2010	Change %
Total investment income, net of expenses, pre-tax	$131	$130	1
Investment interest credited to contract holders	(20)	(19)	(5)
Realized investment gains and losses summary:
Realized investment gains and losses	38	3	nm
Change in fair value of securities with embedded derivatives	4	6	(33)
Other-than-temporary impairment charges	(30)	(1)	nm
Total realized investment gains and losses	12	8	50
Investment operations profit	$123	$119	3

(In millions)	Three months ended March 31,
	2011	2010	Change %
Investment income:
Interest	$106	$107	(1)
Dividends	26	24	8
Other	1	1	0
Investment expenses	(2)	(2)	0
Total investment income, net of expenses, pre-tax	131	130	1
Income taxes	(32)	(32)	0
Total investment income, net of expenses, after-tax	$99	$98	1

Effective tax rate	24.5%	24.5%

Average yield pre-tax	4.6%	4.8%
Average yield after-tax	3.4%	3.6%

•	1 percent growth in first-quarter 2011 in both pretax and after-tax investment income. 8 percent growth in pretax dividend income more than offset a 1 percent decline in pretax interest income.
•
$129 million or 10 percent first-quarter 2011 increase in pre-tax unrealized investment portfolio gains, including $122 million for the equity portfolio. $35 million of realized gains from sales were harvested from the equity portfolio.

(Dollars in millions except share data)	At March 31,	At December 31,
	2011	2010
Balance sheet data
Invested assets	$11,704	$11,508
Total assets	15,369	15,095
Short-term debt	49	49
Long-term debt	790	790
Shareholders' equity	5,118	5,032
Book value per share	31.40	30.91
Debt-to-total-capital ratio	14.1%	14.3%

	Three months ended March 31,
	2011	2010
Performance measure
Value creation ratio	2.9%	3.4%

•	$12.083 billion in consolidated cash and invested assets at March 31, 2011, up 2 percent from $11.893 billion at year-end.
•	$8.536 billion bond portfolio at March 31, 2011, with an average rating of A2/A and with a 2 percent rise in fair value during the first quarter of 2011.
•	$3.100 billion equity portfolio was 26.5 percent of invested assets, including $877 million in pre-tax net unrealized gains at March 31, 2011. 2 percent first-quarter 2011 growth in fair value.
•
$3.833 billion of statutory surplus for the property casualty insurance group at March 31, 2011, up $56 million from $3.777 billion at year-end 2010, after declaring $60 million in dividends to the parent company. Ratio of net written premiums to property casualty statutory surplus for the 12 months ended March 31, 2011, of 0.8-to-1, unchanged from the 12 months ended December 31, 2010.

•	Value creation ratio of 2.9 percent for the first quarter of 2011 is the sum of 1.3 percent from shareholder dividends plus 1.6 percent from growth in book value per share.

CINF 1Q11 Earnings Release	7

For additional information or to register for our conference call webcast, please visit www.cinfin.com/investors.

Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, annuities and surplus lines property and casualty insurance. For additional information about the company, please visit www.cinfin.com.

Mailing Address:	Street Address:
P.O. Box 145496	6200 South Gilmore Road
Cincinnati, Ohio 45250-5496	Fairfield, Ohio 45014-5141

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2010 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 24.
Factors that could cause or contribute to such differences include, but are not limited to:
•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes
•	Increased frequency and/or severity of claims
•	Inadequate estimates or assumptions used for critical accounting estimates
•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•	Delays in adoption and implementation of underwriting and pricing methods that could increase our pricing accuracy, underwriting profit and competitiveness
•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value
•	Events, such as the credit crisis, followed by prolonged periods of economic instability or recession, that lead to:
o	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)
o	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
o	Significant rise in losses from surety and director and officer policies written for financial institutions
•
Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets

•	Increased competition that could result in a significant reduction in the company’s premium volume
•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages
•	Inability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers
•
Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

o	Downgrades of the company’s financial strength ratings
o	Concerns that doing business with the company is too difficult
o	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
o	Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements
•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
o	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
o	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
o
Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

o	Increase our provision for federal income taxes due to changes in tax law
o	Increase our other expenses
o	Limit our ability to set fair, adequate and reasonable rates
o	Place us at a disadvantage in the marketplace
o	Restrict our ability to execute our business model, including the way we compensate agents
•	Adverse outcomes from litigation or administrative proceedings
•
Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•
Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
•	Difficulties with technology or data security breaches that could negatively affect our ability to conduct business and our relationships with agents, policyholders and others

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

CINF 1Q11 Earnings Release	8

Cincinnati Financial Corporation

Consolidated Balance Sheets (unaudited)
(In millions except per share data)	March 31,	December 31,
	2011	2010
ASSETS
Investments
Fixed maturities, at fair value (amortized cost: 2011—$8,033; 2010—$7,888)	$8,536	$8,383
Equity securities, at fair value (cost: 2011—$2,223; 2010—$2,286)	3,100	3,041
Other invested assets	68	84
Total investments	11,704	11,508
Cash and cash equivalents	379	385
Investment income receivable	117	119
Finance receivable	76	73
Premiums receivable	1,062	1,015
Reinsurance receivable	573	572
Prepaid reinsurance premiums	16	18
Deferred policy acquisition costs	503	488
Land, building and equipment, net, for company use (accumulated depreciation: 2011—$368; 2010—$352)	243	229
Other assets	66	67
Separate accounts	630	621
Total assets	$15,369	$15,095

LIABILITIES
Insurance reserves
Loss and loss expense reserves	$4,239	$4,200
Life policy reserves	2,106	2,034
Unearned premiums	1,586	1,553
Other liabilities	555	556
Deferred income tax	296	260
Note payable	49	49
Long-term debt	790	790
Separate accounts	630	621
Total liabilities	10,251	10,063

SHAREHOLDERS' EQUITY
Common stock, par value—$2 per share; (authorized: 2011 and 2010—500 million shares; issued: 2011 and 2010—196 million shares)	393	393
Paid-in capital	1,090	1,091
Retained earnings	3,977	3,980
Accumulated other comprehensive income	855	769
Treasury stock at cost (2011—33 million shares and 2010—34 million shares)	(1,197)	(1,201)
Total shareholders' equity	5,118	5,032
Total liabilities and shareholders' equity	$15,369	$15,095

CINF 1Q11 Earnings Release	9

Cincinnati Financial Corporation

Consolidated Statements of Income (unaudited)
(Dollars in millions except per share data)	Three months ended March 31,
	2011	2010

Revenues
Earned premiums	$782	$746
Investment income, net of expenses	131	130
Realized investment gains and losses	12	8
Fee revenues	1	1
Other revenues	3	2
Total revenues	929	887

Benefits and Expenses
Insurance losses and policyholder benefits	575	516
Underwriting, acquisition and insurance expenses	261	268
Other operating expenses	4	4
Interest expense	13	14
Total benefits and expenses	853	802

Income Before Income Taxes	76	85

Provision for Income Taxes	14	17

Net Income	$62	$68

Per Common Share:
Net income —basic	$0.38	$0.42
Net income —diluted	$0.38	$0.42

CINF 1Q11 Earnings Release	10

Definitions of Non-GAAP Information and
Reconciliation to Comparable GAAP Measures

(See attached tables for 2011 reconciliations; prior-period reconciliations available at www.cinfin.com/investors.)

Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.

Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP measures to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

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Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

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Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

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Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

Cincinnati Financial Corporation
Balance Sheet Reconciliation
(Dollars are per share)	Three months ended March 31,
	2011	2010
Value creation ratio
End of period book value	$31.40	$29.86
Less beginning of period book value	30.91	29.25
Change in book value	0.49	0.61
Dividend declared to shareholders	0.40	0.395
Total contribution to value creation ratio	$0.89	$1.005

Contribution to value creation ratio from change in book value*	1.6%	2.1%
Contribution to value creation ratio from dividends declared to shareholders**	1.3	1.3
Value creation ratio	2.9%	3.4%

*	Change in book value divided by the beginning of period book value
**	Dividend declared to shareholders divided by beginning of period book value

CINF 1Q11 Earnings Release	11

Cincinnati Financial Corporation

Net Income Reconciliation
(In millions except per share data)	Three months ended
March 31, 2011
Net income	$62
Net realized investment gains and losses	7
Operating income	55
Less catastrophe losses	(27)
Operating income before catastrophe losses	$82

Diluted per share data:
Net income	$0.38
Net realized investment gains and losses	0.05
Operating income	0.33
Less catastrophe losses	(0.16)
Operating income before catastrophe losses	$0.49

Property Casualty Reconciliation
	Three months ended March 31, 2011
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$779	$588	$173	$18
Unearned premiums change	(34)	(48)	17	(3)
Earned premiums	$745	$540	$190	$15
Statutory ratio:
Statutory combined ratio	103.3%	102.1%	104.4%	130.4%
Contribution from catastrophe losses	5.5	4.9	7.4	2.8
Statutory combined ratio excluding catastrophe losses	97.8%	97.2%	97.0%	127.6%

Commission expense ratio	18.4%	18.5%	17.9%	22.2%
Other expense ratio	13.8	14.4	12.4	5.4
Statutory expense ratio	32.2%	32.9%	30.3%	27.6%

GAAP ratio:
GAAP combined ratio	103.9%	104.0%	101.4%	133.0%
Contribution from catastrophe losses	5.5	4.9	7.4	2.8
Prior accident years before catastrophe losses	(7.7)	(10.2)	(1.2)	1.1
GAAP combined ratio excluding catastrophe losses and prior years reserve development	106.1%	109.3%	95.2%	129.1%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding.  Ratios are calculated based on whole dollar amounts.

CINF 1Q11 Earnings Release	12